Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.maddoxungar.com

March 7, 2008

CONSENT OF ACCOUNTANT

Board of Directors

Cold Gin Corporation

Ann Arbor, Michigan

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form S-1/A, Registration Statement under the Securities Act of 1933, filed by Cold Gin Corporation, of our report dated March 3, 2008, relating to the financial statements of Cold Gin Corporation, a Delaware Corporation, for the years ending December 31, 2007 and 2006.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC

1